UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 2, 2012

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Microsoft Corporation is filing this Current Report on Form 8-K to reflect the retrospective adoption of an amendment to the Financial Accounting Standards Board’s Accounting Standards Codification Topic 220, “Comprehensive Income” (“ASC 220”), with respect to the financial information contained in our Annual Report on Form 10-K for the year ended June 30, 2012.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, we adopted the amendment to ASC 220, which addressed the presentation of comprehensive income in financial statements. The new guidance eliminated the option to report other comprehensive income and its components in the statement of changes in stockholders’ equity. Instead, an entity is required to present either a continuous statement of net income and other comprehensive income or two separate but consecutive statements. Adoption of this new guidance resulted only in changes to presentation of our financial statements and does not change existing recognition and measurement requirements in our consolidated financial statements.

Following is a presentation of comprehensive income for each annual period in the three years ended June 30, 2012:

(In millions)

Year Ended June 30,	2012	2011	2010

Net income	$16,978	$23,150	$18,760
Other comprehensive income (loss):
Net unrealized gains (losses) on derivatives (net of tax effects of $137, $(338), and $15)	255	(627)	27
Net unrealized gains (losses) on investments (net of tax effects of $(210), $567, and $143)	(390)	1,054	265
Translation adjustments and other (net of tax effects of $(165), $205, and $(103))	(306)	381	(206)

Other comprehensive income (loss)	(441)	808	86

Comprehensive income	$16,537	$23,958	$18,846

The information included in this Current Report on Form 8-K is presented for information purposes only in connection with the reporting change described above and does not amend or restate our audited consolidated financial statements, which were included in our Annual Report on Form 10-K for the year ended June 30, 2012. This Current Report on Form 8-K does not reflect events occurring after we filed our Annual Report on Form 10-K for the year ended June 30, 2012, and does not modify or update the disclosures therein in any way, other than to illustrate the adoption of the new accounting standard as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: November 2, 2012
/S/ FRANK H. BROD
Frank H. Brod Corporate Vice President, Finance and Administration; Chief Accounting Officer